BRAVERMAN & COMPANY, P.C.
                               190 High Chaparral
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman & Company, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated April 23, 2001 on the Financial Statements of Armitec, Inc. as of December 31, 2000 in the accompanying Form S-8.



Braverman & Company, P.C.
Prescott, AZ
March 6, 2002